UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2005

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

Commission File Number: 333-124878

I.R.S. Employer Identification Number: 59-3796143

12200 Herbert Wayne Court, Suite 150 (28078)

P.O. Box 3145

Huntersville, North Carolina 28070-3145

Telephone: (704) 992-2000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 6, 2005, the board of directors of American Tire Distributors Holdings, Inc. (the “Company”) appointed David L. Dyckman as the Company’s Senior Vice President and Chief Financial Officer.

Mr. Dyckman, age 41, joins the Company from Thermadyne Holdings Corporation, a global manufacturer of cutting and welding equipment, where he served as Executive Vice President and Chief Financial Officer from January 2005 to December 2005. Prior to that role, Mr. Dyckman served as Chief Financial Officer and Vice President of Corporate Development for NN, Inc, a global manufacturer of precision bearing components from April 1998 to December 2004. Mr. Dyckman holds a Masters of Business Administration from Cornell University in Ithica, NY.

There are no family relationships between Mr. Dyckman and any director or executive officer of the Company.

The Company has not entered into any related party transactions with Mr. Dyckman and his employment is effective on January 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC.

By:	/s/ William E. Berry
William E. Berry
President and Chief Operating Officer

Date: December 12, 2005